UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

ENER1, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34050	59-2479377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Suite 40

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 920-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

EXPLANATORY NOTE

On January 26, 2012, the Company filed a Current Report on Form 8-K (the “Original Filing”). This Amendment amends and supplements the Original Filing to include exhibits that were omitted from the Original Filing. The information contained in this Amendment is otherwise identical to the contents of the Original Filing.

Item  1.01 Entry Into a Material Definitive Agreement.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the Plan Support Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 1.03 Bankruptcy or Receivership

On January 26, 2012 (the “Petition Date”), Ener1, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 (“Chapter 11”) of Title 11 of the United States Bankruptcy Code ( “Bankruptcy Code”). The Chapter 11 case is being administered under the caption “In re Ener1, Inc.,” Case No. 12-10299 (the “Chapter 11 Case”). The Company remains in possession of its assets and continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Plan Support Agreement

On January 26, 2012, the Company entered into a Restructuring, Lockup and Plan Support Agreement (the “Plan Support Agreement”) with the holders of all of the Company’s outstanding 8.25% senior unsecured notes (the “Noteholders”), Itochu Corporation (“Itochu”), and Bzinfin S.A. (“Bzinfin,” and, collectively with the Noteholders and Itochu, the “Participating Lenders”), which together constitute all of the holders of the Company’s outstanding long-term debt. Pursuant to the Plan Support Agreement, the Participating Lenders agreed to take all necessary steps to support the financial restructuring of the Company, including the filing by the Company of the Chapter 11 Case and its prepackaged plan of reorganization (the “Plan”), subject to the terms and conditions set forth in the Plan Support Agreement. Under the Plan Support Agreement, the Participating Lenders committed to support confirmation of the Plan, the terms of which provide that upon confirmation, Bzinfin and several of the other Participating Lenders will provide equity financing to the Company in an amount up to $81 million of which (a) Bzinfin would be responsible for $50 million (less the outstanding balance under a secured debtor-in-possession loan agreement on the effective date of the Plan) and (b) Bzinfin and the Noteholders would be responsible for funding their pro rata shares of an aggregate amount of up to $31 million. This equity financing will be provided upon the effective date of the Plan, if confirmed, and over a period of time, and subject to the satisfaction of certain conditions and milestones to be set forth in a definitive agreement that will be entered into upon confirmation. In addition, Bzinfin agreed to provide post-petition debtor-in-possession financing upon commencement of a Chapter 11 case pursuant to a secured debtor-in-possession loan agreement, the proceeds of which would be used by the Company to repay certain existing secured debt and for general working capital and operational expenses of the Company and its subsidiaries.

Under the Plan, all of the Company’s existing common stock will be cancelled upon the Company’s emergence from Chapter 11, without receiving any distribution.

The above description of the Plan Support Agreement is not complete and is qualified in its entirety by the full text of the Plan Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Case constitutes or may constitute an event of default or otherwise triggers or may trigger repayment obligations under the Company’s debt obligations. As a result of such an event of default or triggering event, substantially all of the debt obligations of the Company would have become due and payable. Any efforts or actions to enforce those payment obligations are stayed as a result of the filing of the Chapter 11 Case. The material debt agreements, and the approximate aggregate principal balance of debt outstanding thereunder as of January 26, 2012, are as follows:

Debt Documents	Principal Balance Outstanding as of January 26, 2012 ($ in millions)
Tranche A and Tranche B 8.25% senior unsecured notes	$57.30
6.00% senior convertible notes	$10.00
Line of Credit Agreement	$11.20
Term credit facility	$6.50

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 25, 2012, Ener1, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Alex Sorokin and Company, LLC d/b/a Sorokin and Associates for the services of Alex Sorokin as Chief Executive Officer. Mr. Sorokin has served as Interim Chief Executive Officer of the Company since November 4, 2011.

The Employment Agreement shall continue for a period to be mutually agreed upon by the Company and Mr. Sorokin, provided that if the Company files a case under Chapter 11, the minimum term of the Employment Agreement shall equal the lesser of (i) 90 days after confirmation of the plan of reorganization (the “Plan”) of the Company in the Chapter 11 case or (ii) 150 days after the date of filing the Chapter 11 case. The Employment Agreement may be earlier terminated in the event of Mr. Sorokin’s death, disability or termination by the Company for Cause (as defined in the Employment Agreement). In addition, either party may terminate the Employment Agreement at any time upon at least 30 days’ prior written notice, provided that the Employment Agreement shall automatically terminate on the 150th day after the date of filing the Chapter 11 case unless the parties have otherwise mutually agreed in writing.

Under the Employment Agreement, Mr. Sorokin will be entitled to a monthly salary of $75,000. In addition, Mr. Sorokin will be entitled to a $700,000 bonus upon confirmation of the Plan and an additional $250,000 upon the successful completion of an organizational restructuring of the Company occurring within the earlier of (x) 90 days after the date of confirmation of the Plan or (y) 150 days after the date of filing the Chapter 11 case.

In the event Mr. Sorokin is terminated by the Company for any reason other than for Cause, Mr. Sorokin will be entitled to any base compensation accrued during the 30-day termination notice period, as well as any earned and unpaid bonuses. Mr. Sorokin and the Company shall also execute and deliver mutual general releases of claims within three business days of the payment of such amounts.

In connection with the Employment Agreement, Mr. Sorokin also agreed to several restrictive covenants including non-disparagement of the Company and confidentiality.

The above description of the Employment Agreement is not complete and is qualified in its entirety by the full text of the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On January 26, 2012, the Company issued a press release, a copy of which is furnished with this Current Report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Court documents filed in the Chapter 11 Case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.nysb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856 or online at http://pacer.psc.uscourts.gov. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1*	Restructuring, Lockup and Plan Support Agreement, dated January 26, 2012, by and among Ener1, Inc., Liberty Harbor Special Investments, LLC, Goldman Sachs Palmetto State Credit Fund, L.P., Whitebox Credit Arbitrage Partners, L.P., Pandora Select Partners, L.P., Whitebox Concentrated Convertible Arbitrage Partners, L.P., Whitebox Multi Strategy Partners, L.P., Whitebox Special Opportunities Fund LP, Series B, Bzinfin S.A. and Itochu Corporation.
10.2*	Employment Agreement, dated January 25, 2012, between Ener1, Inc. and Alex Sorokin and Company, LLC d/b/a Sorokin and Associates.
99.1†	Press release of Ener1, Inc., dated January 26, 2012.

_______________

* Filed herewith.

† Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2012	Ener1, Inc.

	By:	/s/ Nicholas Brunero
	Name:	Nicholas Brunero
	Title:	Interim President and General Counsel

-5-